Kehei Traveler

Creating a protective barrier between you and public seating. Our seat covers are lightweight, compact, disposable and reusable, specifically designed to fit your seat with ease.


Wherever You Go, We've Got You Covered
Kehei Traveler
Kehei Traveler
Kehei Traveler

Invest

$100 minimum investment

Deadline September 1, 2021
in 2 months

Unit Price
$1.25

Total Raised
$17,926

Valuation
$2,250,000

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Kehei Travel manufactures and sells hygienic seat covers, tray covers and armrest covers for transitional environments such as planes, trains, stadiums,theaters and other public venues.

DEAL HIGHLIGHTS

- $116k revenue in 2020
- Sold in Walmart and Target

> **"During the Flu season, more than half of all surfaces can be contaminated with the Flu virus."**
>
> *Center for Disease Control*

PROBLEM

Flight Attendent



Transitional environments such as plane seats are havens for commutable illness and your skin is the point of first contact for germs that contain cold, flu, staph, tuberculosis, E.Coli and COVID-19.

In fact, you are more than 100 times as likely to catch a cold on a plane as in your normal daily routine.

Studies have found that COVID-19 can remain in the air for up to 3 hours, and live on surfaces such as cardboard for up to 24 hours and plastic and stainless steel for up to 3 days.

SOLUTION


KEHEI-TRAVELER

Protective Airplane Seat Cover

The Kehei Traveler Seat Cover allows you to have control of your health and well-being by creating a protective barrier between you and public seating surfaces.

It's lightweight, compact, and specifically intended to fit and go with ease.

Our seat covers are designed to adjust to a seat's size and remain in place through a simple elastic fit over the head rest.

> “As a frequent airline traveler and dermatologist, who specializes in the diagnosis and treatment of skin problems, I am well aware of the exposure to contagious bacteria, mites and viruses that can occur on flights and other seats. The Kehei Traveler seat cover provides an added layer of protection for my body against the transmission of germs because it provides a bacteriostatic barrier between my body and the underlying seat.”
>
> *Customer Testimonial*

BUSINESS MODEL

Sales Channels: Target, Walmart, Amazon and more

CURRENT SALES CHANNELS

TARGET

amazon

KEHEI TRAVELER WEBSITE

Walmart

meijer

Kehei Traveler is a B2C company, generating revenue through the following sales channels:

- Target
- Walmart
- Amazon
- Kehei Website
- Meijer grocery stores

MARKET

US Travel Forecast Growth

U.S. TRAVEL FORECAST (GROWTH)

			TRAVEL FORECAST				
	2018	2019	2020	2021	2022	2023	2024
Total Travel Spending in the U.S.	**4.9%**	**3.5%**	**-45.2%**	**23.2%**	**25.5%**	**9.3%**	**5.5%**
U.S. Residents	5.5%	4.4%	-40.2%	20.0%	23.2%	7.5%	4.7%
Business	2.6%	3.1%	-55.0%	19.4%	50.5%	9.3%	3.0%
Leisure	6.9%	5.0%	-33.9%	20.2%	15.2%	6.8%	5.4%
International Visitors[1]	1.1%	-1.8%	-77.0%	75.0%	52.0%	25.0%	11.5%
Total International Visitors to the U.S.	**3.3%**	**-0.6%**	**-76.0%**	**73.2%**	**59.2%**	**28.5%**	**13.2%**
Canada	4.8%	-3.5%	-77.0%	91.6%	60.3%	25.9%	15.9%
Mexico	3.4%	-1.3%	-61.0%	50.1%	38.6%	23.4%	3.9%
Overseas	2.5%	1.3%	-82.2%	83.7%	75.0%	33.4%	17.0%
Global Long-Haul Travel	7.1%	4.3%	-72.2%	70.3%	50.0%	24.1%	13.5%
Total U.S. Domestic Person-Trips[3]	**1.7%**	**1.8%**	**-31.0%**	**19.0%**	**19.3%**	**4.6%**	**3.4%**
Business	1.2%	1.1%	-60.2%	23.8%	72.7%	9.6%	5.6%
Leisure	1.8%	1.9%	-23.7%	18.4%	12.0%	3.5%	2.9%
Auto	1.4%	1.5%	-25.9%	19.4%	16.6%	3.3%	2.0%
Air	4.9%	4.3%	-62.3%	15.7%	63.1%	25.4%	17.2%
Real GDP (chained 2015 dollars)	**3.0%**	**2.2%**	**-3.5%**	**3.7%**	**2.8%**	**2.3%**	**2.1%**
Consumer Price Index (CPI)	2.4%	1.8%	1.2%	1.6%	1.8%	2.0%	2.0%
Travel Price Index (TPI)	**2.5%**	**1.9%**	**-9.2%**	**3.0%**	**3.4%**	**2.7%**	**5.7%**

1. Excludes international traveler spending on medical, educational and cross-border/seasonal work-related activities or international passenger fares on U.S. airlines
2. Reflects the share of overseas visitations to the U.S. (ie: visitations from all countries except Canada and Mexico) to global long-haul (inter-continental) travel
3. Each "person-trip" reflects one trip per person that is at least 50 miles away from home (one way) or any distance that includes at least one night away from home in paid accommodation
4. 1982-84=100

Despite setbacks from COVID-19, the travel industry is still expected to grow.

A recent survey conducted by TopDeck Travel indicates that 93% of young adults say that the pandemic and subsequent lockdown has only increased their desire to travel.

By 2023, the US Travel Association (UTA) predicts the travel industry to be fully recovered.

Air Travel: Ecoli on Tray Tables? Bugs in Blankets? →



Adrienne Moore

Founder and CEO

For the past 25 years, Adrienne Moore has been a social entrepreneur and advocate of environmental causes. She began her career in Michigan, where she and her family owned and operated two of the most beautiful and successful golf courses in the area; Byron Hills and Golden Tea. Adrienne also developed and ran Hera Cosmetics, an eco-organic and non-toxic women's cosmetic line.

As the founder and president of Luxe Design by AM, Adrienne has spearheaded major renovation and restoration projects for some of South Florida's largest and most popular hotels. Including, the Grand Flamingo (previously the Old Morton Towers), Siam Yacht And Condo Hotel, Marriott Harbor Beach Club, Marriott BOCA Raton, South Seas Resort in Captiva and The Spa at Pier 66, located in Ft Lauderdale.

In 2008, inspired by her commitment to health and wellness, as well as her dedication to an eco friendly environment, Adrienne launched Kehei Traveler after being issued both a Design and a Utility patent for the Kehei Seat Cover.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$10,000	4.0%
Marketing	$75,000	30.0%
Fulfillment and distribution	$115,000	46.0%
Product Development	$37,750	15.1%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Membership Units, under registration exemption 4(a)(6), in Kehei, LLC, doing business as Kehei Traveler. This offering must raise at least $10,000 by September 1, 2021 at 12:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Kehei Traveler may issue additional securities to raise up to $250,000, the offering's *maximum*.

$17,926 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,000,000 units
× $1.25 per unit

$2,500,000 implied valuation

FINANCIALS

Kehei Traveler's official name is Kehei, LLC, so that's the name that appears in the statements below.

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

› Form C on April 28, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Instagram
- Linkedin

UPDATES

- Jun 19, 2021 — Excited to hear the world is now opening back...
- May 11, 2021 — Our seat covers can be branded by others to use...
- May 10, 2021 — So excited to announce our seat covers will be...
- May 7, 2021 — Our sales continue to increase, thanks to more...
- Apr 28, 2021 — Primary offering of 200,000 units at $1.25
- Apr 28, 2021 — Filed Form C

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